UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2021 (February 19, 2021)

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

1-12928 (Commission file number)	38-3148187 (I.R.S. Employer Identification No.)

70 E. Long Lake Road Bloomfield Hills, MI (Address of principal executive offices)	48304 (Zip code)

(Registrant’s telephone number, including area code) (248) 737-4190

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	ADC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Simon J. Leopold to Chief Financial Officer, Executive Vice President and Secretary

Effective February 22, 2021, Simon J. Leopold was appointed Chief Financial Officer, Executive Vice President and Secretary of Agree Realty Corporation (the “Company”). In conjunction with his appointment to Chief Financial Officer, Executive Vice President and Secretary, Mr. Leopold resigned as a director, effective as of February 22, 2021.

Mr. Leopold, 53, has served as a member of the Company’s board of directors (the “Board”) and as a member of the Audit Committee of the Board since July 2019. He previously served as Executive Vice President and Chief Financial Officer of Taubman Centers, Inc. (“Taubman”) from January 2016 until January 2021, and served as Treasurer of Taubman from September 2012. Mr. Leopold joined Taubman in September 2012 as Senior Vice President, Capital Markets and Treasurer, and he became Executive Vice President, Capital Markets and Treasurer in March 2015. Previously, Mr. Leopold served as managing director in the real estate investment banking groups at Deutsche Bank (1999 to 2011), KBW (2011 to 2012) and UBS (2012). Mr. Leopold also worked in New York City government in a variety of urban planning and economic development positions in the Office of the Mayor, Department of City Planning and the city’s Economic Development Corporation. He is a member of the National Association of Real Estate Investment Trusts, the International Council of Shopping Centers and the Urban Land Institute.

The Company and Mr. Leopold entered into an employment agreement, dated effective as of February 22, 2021 (the “Leopold Agreement”). The Leopold Agreement provides for an initial annual salary of $450,000 subject to annual review by the Compensation Committee of the Board and is also entitled to participate in all benefit programs generally available to the Company’s executive officers, including any equity incentive plan or bonus plan. Mr. Leopold will be eligible to receive (1) a target annual bonus of 100% of his base salary based on attainment of performance targets, with a threshold value of 50%, and (2) target long-term incentive compensation equal to $1,300,000 to be awarded in restricted stock and performance awards in accordance with the Company’s 2020 Omnibus Incentive Plan. Mr. Leopold will also be entitled to participate with other executive officers in the Company’s employee fringe benefit plans.

In addition, the Leopold Agreement provides for certain benefits upon termination of Mr. Leopold’s employment under certain circumstances, including a change of control of the Company, as set forth in the Leopold Agreement.

Resignation of Clayton R. Thelen as Chief Financial Officer and Secretary

On February 19, 2021, Clayton R. Thelen submitted his resignation, effective as of February 19, 2021, from his positions as Chief Financial Officer and Secretary of the Company. Mr. Thelen’s resignation was not a result of a disagreement with the Company on any matter related to the Company’s operations, policies or practices.

Appointment of John Rakolta, Jr. to the Board

Effective February 22, 2021, John Rakolta, Jr. was appointed to the Board to fill the vacancy created by the resignation of Mr. Leopold. Mr. Rakolta will stand for election at the Company’s 2021 Annual Meeting of Stockholders.

Mr. Rakolta previously served on the Board from August 2011 until his confirmation as United States Ambassador to the United Arab Emirates in September 2019. Prior to such confirmation, Mr. Rakolta served as the chairman and chief executive officer of Walbridge, a privately-held construction company. Mr. Rakolta serves on the board and is co-chairman of the Metropolitan Affairs Corporation and the Coalition for the Future of Detroit School Children. He is a director and member of the Executive Committee of the Detroit Regional Chamber and serves on the Board of Directors of New Detroit, Inc., the College for Creative Studies, and Business Leaders for Michigan. Mr. Rakolta was appointed Romania’s Honorary Consul General to the United States in 1998. He received a Bachelor of Science degree in Civil Engineering from Marquette University in 1970.

The Board has determined that Mr. Rakolta meets all applicable requirements to serve on the Board, including those set forth in the Company’s Corporate Governance Guidelines, the listing standards of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission.

In connection with his appointment to the Board, Mr. Rakolta will be compensated in accordance with the Company’s non-employee director compensation program.

Promotion of Craig Erlich to Chief Operating Officer

Effective February 22, 2021, Craig Erlich was appointed as Chief Operating Officer of the Company.

Mr. Erlich, 53, has previously served as the Company’s Chief Investment Officer since August 2020 and was a member of the Board from July 2018 to August 2020. Prior to his appointment as Chief Investment Officer, Mr. Erlich served as an Executive Vice President and General Manager of the George P. Johnson Company (“GPJ”), a global experiential marketing firm with 30 offices worldwide since 2015. Mr. Erlich had full responsibility for operations in GPJ’s world headquarters in Detroit, Michigan and its Nashville, Tennessee facilities. Prior to GPJ, Mr. Erlich was the owner, President and Chief Executive Officer of pulse220, a boutique meetings and events firm which he successfully sold to GPJ in 2015. Prior to pulse220, Mr. Erlich served as the President of QMS, a direct marketing and fulfillment firm in Detroit, Michigan. Mr. Erlich is a two-time nominee of the Ernst & Young Entrepreneur of the Year award and holds a Bachelor of Arts in Marketing from the Eli Broad College of Business at Michigan State University. Mr. Erlich currently serves on the Executive Board of the Michigan and Northwest Ohio Chapter of JDRF (formerly called the Juvenile Diabetes Research Foundation).

Mr. Laith Hermiz, the Company’s prior Chief Operating Officer, will remain with the Company as Executive Vice President of Real Estate.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press release, dated February 22, 2021, reporting the officer appointments and resignation.
99.2	Press release, dated February 22, 2021, reporting the director appointment.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

By:	/s/ Simon J. Leopold
Name: Simon J. Leopold
Title: Chief Financial Officer, Executive Vice President and Secretary

Date: February 22, 2021